                                                                Page 1 of 2
                                                                Exhibit (11)


                              THE LTV CORPORATION
                Calculation of Primary Earnings Per Share (EPS)
                  (Dollar amounts in millions except for EPS)
                           (Share data in thousands)

                                                         Three Months Ended March 31,
                                           ---------------------------------------------------------
                                                    1996                            1995
                                           ----------------------         --------------------------
                                           Shares   Amount    EPS         Shares      Amount     EPS
                                           ------   ------    ---         ------      ------     ---
Income from continuing operations                  $ 13.3                           $   50.9
Preferred stock dividend requirements                (0.6)                              (0.6)
                                                   ------                           --------
                                                     12.7                               50.3
Share base:
Average Common Stock outstanding           105,360                        105,788
Common Stock equivalent shares
    resulting from outstanding
    Series A Warrants,
    Stock Options, Restricted
    Stock and other                             55                              9
Common Stock issuable upon
    conversion of Series B
    Preferred Stock                           (A)                           2,926        0.6
                                           ------- ------                 -------   --------
                                           105,415 $ 12.7                 108,723   $   50.9
                                           ======= ======                 =======   ========
Primary earnings per share
    Continuing operations                                   $0.12                              $ 0.47
    Discontinued operations                                     -                                   -
                                                            -----                              ------
    Net income                                              $0.12                              $ 0.47
                                                            =====                              ======



(A)  Addition of these shares would result in antidilution.

                                                                   Page 2 of 2
                                                                  Exhibit (11)


                              THE LTV CORPORATION
             Calculation of Fully Diluted Earnings Per Share (EPS)
                  (Dollar amounts in millions except for EPS)
                           (Share data in thousands)

                                                         Three Months Ended March 31,
                                           --------------------------------------------------------
                                                   1996                               1995
                                           ---------------------            -----------------------
                                           Shares   Amount   EPS            Shares   Amount     EPS
                                           ------   ------   ---            ------   ------     ---
Income from continuing operations                   $13.3                           $   50.9
Preferred stock dividend requirements                (0.6)                              (0.6)
                                                    -----                           --------
                                                     12.7                               50.3
Share base:
Average Common Stock outstanding           105,360                          105,788
Common Stock equivalent shares
    resulting from outstanding
    Series A Warrants,
    Stock Options, Restricted
    Stock and other                             58                                9
Common Stock issuable upon
    conversion of Series B
    Preferred Stock                          (A)                              2,926      0.6
Common Stock issuable upon
    conversion of Senior Secured
    Convertible Notes                        (A)                              5,128      1.3
                                           -------  -----                   -------   ------
                                           105,418  $12.7                   113,851   $ 52.2
                                           =======  =====                   =======   ======
Fully diluted earnings per share
    Continuing operations                                   $0.12                              $0.46
    Discontinued operations                                     -                                  -
                                                            -----                              -----
    Net income                                              $0.12                              $0.46
                                                            =====                              =====




(A)  Addition of these shares would result in antidilution.